AMENDMENT
TO ASSIGNMENT AGREEMENT

WHEREAS:

A.
Nanominerals Corp. (“NMC”) and Searchlight Minerals Corp. (formerly Phage Genomics Inc.) (“SMC”) entered into an assignment agreement dated for reference effective as of the 1st day of June, 2005 (the “Assignment Agreement”); and

B.	NMC and SMC wish to amend the terms of the Assignment Agreement in the manner set out below,

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	that the Assignment Agreement be amended by deleting subparagraph 2)d. in its entirety and be replaced with the following:

2) d.
Confirmation to NMC, on or before September 15, 2005, that SMC is in receipt of the funds from the underwriting agreement with Dominick & Dominick in the amount of One Million Five Thousand Dollars ($1,500,000.00) less commissions; and

2.	This Amendment Agreement may be executed in counterparts which together shall form one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement as of the 31st day of August, 2005.

NANOMINERALS CORP. a Nevada corporation by its authorized signatory:	SEARCHLIGHT MINERALS CORP. a Nevada corporation by its authorized signatory:

” Charles S. Ager”	“K. Ian Matheson”
Signature of Authorized Signatory	Signature of Authorized Signatory

Dr. Charles S. Ager	K. Ian Matheson
Name of Authorized Signatory	Name of Authorized Signatory

Chairman	President
Position of Authorized Signatory	Position of Authorized Signatory